UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 26, 2005

                             Miller Petroleum, Inc.
             (Exact name of registrant as specified in its charter)

          Tennessee                  033-02249-FW                62-1028629
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

3651 Baker Highway, Huntsville, Tennessee                                37756
 (Address of principal executive offices)                             (Zip Code)

       Registrant's telephone number, including area code: (423) 663-9457

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

On October 26, 2005, Golden Triangle Energy, a Texas corporation ("GTE") and Norwest Energy NL ("NWE"), an Australian corporation, provided notice to Miller Petroleum, Inc. (the "Company") that they were exercising their option, pursuant to Section 2.5 of the Participation Agreement (the "Agreement") dated April 1, 2005 among the parties, to terminate the Agreement.

Under the Agreement, GTE and NWE were given the right to participate, subject to funding, in an initial drilling program involving 20 well on identified oil and gas leases. GTE and NWE were to pay an estimated $235,000 per well, for the drilling and completion of the wells on a turnkey basis, for which they would receive 75% of the Company's working interest in certain oil and gas leases.

On April 20, 2005, GTE and NWE deposited $1,175,000 into escrow in satisfaction of the funding requirements for the initial five wells. Upon drilling and completion of the initial five wells, GTE and NWE determined that, pursuant to the Agreement, they would not participate in future drilling of additional wells and would terminate the Agreement and assign all of their rights thereunder, except for interests already earned, to the Company.

No termination penalties were incurred by the Company.

The press release in connection with the above disclosure is attached hereto as
Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits

      Exhibit No.       Description
      -----------       -----------

         99.1 Press Release issued by Miller Petroleum, Inc. on November 1, 2005 in connection with termination of the Participation Agreement dated April 1, 2005.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MILLER PETROLEUM, INC.
                                                (Registrant)


Date: November 1, 2005                          By: /s/ Deloy Miller
                                                    ----------------------------
                                                    Deloy Miller
                                                    Chief Executive Officer


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